EXHIBIT 5.03

AMENDED AND RESTATED BY-LAWS

OF

EATON VANCE LIMITED DURATION INCOME FUND

ARTICLE I

The Trustees

SECTION 1. Number of Trustees. The number of Trustees shall be fixed by the Trustees, provided, however, that such number shall at no time be less than two or exceed fifteen.

SECTION 2. Trustee Qualifications. All Trustees shall satisfy the requirements set forth below in this Section 2 of this Article I, except that such requirements are subject to waiver by a majority of Trustees in office at the time of the nomination of such Trustee.

(A) Only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustees:

(1)	An individual nominated or seated as a Trustee shall be at least twenty-one years of age and not older than the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees, in each case at the time the individual is nominated or seated;

(2)	An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a trustee or director of no more than 5 issuers (including the Trust) having securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (investment companies or individual series thereof having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(3)	Except as set forth in this Section 2, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser) or investment company;

(4)	An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that
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could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the Securities and Exchange Commission (“SEC”) censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended; and

(5)	An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter.

ARTICLE II

Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The President shall be chosen annually by the Trustees. Except for the offices of the President and Secretary, two or more offices may be held by a single person. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein. The Trustees may at any meeting remove an officer.

ARTICLE III

Powers and Duties of Trustees and Officers

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws. Except as may be required by Section 16(a) of the 1940 Act, Trustees shall be elected by shareholders only at an annual meeting of shareholders or special meeting in lieu of an annual meeting, provided that this restriction shall not apply to special meetings called pursuant to Section 5(d)(i) of Appendix I to these By-Laws.

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SECTION 2. Executive and other Committees. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by the Trustees. Without limiting the generality of the foregoing, the Trustees may appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, investigation or other disposition of any dispute, claim, action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

SECTION 3. Chairperson of the Trustees. The Trustees shall appoint from among their number a Chairperson. The Chairperson shall preside at the meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so. The Chairperson may in his discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairperson shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office. A Trustee elected or appointed as Chairperson shall not be considered an officer of the Trust by virtue of such election or appointment. As used herein, the masculine gender shall be deemed to denote the feminine or other gender.

SECTION 4. President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairperson of the Trustees, the President shall be the chief executive officer of the Trust and subject to the control of the Trustees, he shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the event that the Chairperson does not preside at a meeting of shareholders or delegate such power and authority to another Trustee or officer of the Trust, the President or his designee shall preside at such meeting. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

SECTION 5. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article III of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to foregoing as the Trustees may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

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SECTION 7. Other Officers. Other officers elected by the Trustees shall perform such duties as the Trustees may from time to time designate, including executing or signing such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.

SECTION 8. Compensation. The Trustees and officers of the Trust may receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.

ARTICLE IV

Meetings of Shareholders

SECTION 1. Meetings. Meetings of shareholders, at which the shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held annually so long as required by NYSE American LLC, New York Stock Exchange or such other exchange or trading system on which shares of the Trust are principally traded. Meetings of the shareholders (or any class or series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of fifty-one percent or more of the total number of the then issued and outstanding shares of the Trust entitled to vote at such meeting, except that meetings of holders of preferred shares held for the purpose of considering matters upon which holders of preferred shares are entitled to vote as a separate class may be called at the written request of the holder or holders of twenty-five percent or more of the total number of the then issued and outstanding preferred shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

SECTION 2. Place of Meetings. Meetings of the shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto; provided that the Trust may, subject to any applicable law, and upon designation by a majority of Trustees, hold meetings of shareholders solely by means of remote communications, or may hold “hybrid” meetings where some participants attend in person and others attend by means of remote communications.

SECTION 3. Notice of Meetings. Notice of all meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Secretary to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by delivering (by electronic, telephonic, computerized or other alternative means as may be approved by resolutions adopted by the Trustees, which authorization is received not more than six months before delivery of such notice) or mailing, postage paid, addressed to such address as it appears upon the books of the Trust, at least ten days no more than ninety days before the time fixed for the meeting, and the person given such notice shall make an affidavit with respect thereto. If any shareholder shall have failed to inform the Trust of his address, no notice need be sent to him. No notice need be given to any shareholder if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

SECTION 4. Quorum. Except as otherwise provided by law, to constitute a quorum for the transaction of business at any meeting of shareholders with respect to any matter, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting with respect to such matter; provided that if a class (or series) of shares is entitled to vote as a separate class (or series) on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of the then issued and outstanding shares of that class (or series) entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

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If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

SECTION 5. Voting. At each meeting of the shareholders, every shareholder of the Trust shall be entitled to one vote in person or by proxy for each share of the Trust held by such shareholder then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. For the avoidance of doubt, the foregoing shall not prevent or limit the application to any shareholder of any voting, share ownership or similar limitations set forth in the Declaration of Trust or these By-Laws. The record holder of a fraction of a share shall be entitled in like manner to corresponding fraction of a vote. Notwithstanding the foregoing, the Trustees may, in connection with the establishment of any class (or series) of shares or in proxy materials for any meeting of shareholders or in other solicitation materials or by vote or other action duly taken by them, establish conditions under which the several classes (or series) shall have separate voting rights or no voting rights.

All elections of Trustees shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. Subject to any provision of applicable binding law, the Declaration of Trust, these By-Laws or a resolution of the Trustees specifying a greater or a lesser vote requirement, for the transaction of any item of business that properly comes before any meeting of shareholders, (i) with respect to the election of Trustees, other than a Contested Election, a nominee receiving the affirmative vote of a plurality of the shares entitled to vote with respect to such matter represented in person or by proxy at any meeting at which a quorum is present shall be deemed and declared elected, (ii) with respect to a Contested Election, a nominee receiving the affirmative vote of a majority of the shares outstanding and entitled to vote with respect to such matter at such meeting shall be deemed and declared elected and (iii) for all other items of business, upon the affirmative vote of a majority of the votes cast in person or by proxy at any meeting at which a quorum is present and entitled to vote on the subject matter, such matter shall be deemed and declared approved.

For purposes of the foregoing paragraph, “Contested Election” shall mean any election of Trustees in which the number of persons nominated for election as Trustees with respect to a given class of shares of the Trust in accordance with Article IV, Section 8 hereof exceeds the number of Trustees to be elected with respect to such class, with the determination that any election of Trustees is a Contested Election to be made by the Secretary or other officer of the Trust prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees; provided, however, that a Contested Election does not include any election of Trustees by holders of the Trust’s preferred shares voting as a separate class pursuant to Section 5(a) or (b) of Appendix I hereto. If, prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees, one or more persons nominated for election as a Trustee are withdrawn or deemed to be ineligible pursuant to these By-Laws, such that the number of persons nominated for election as Trustee no longer exceeds the number of Trustees to be elected, such election shall not be considered a Contested Election.

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In the event of a Contested Election, if one (or more) nominees are elected who were not Trustees prior to such Contested Election (“Non-Incumbents”), then the Non-Incumbents shall first fill any vacancies and then succeed those Trustees who served as Trustees prior to such Contested Election and stood for reelection at such Contested Election with the fewest affirmative votes. If an annual meeting (the “Current Annual Meeting”) is called for the purpose of considering the election of a Trustee whose term is expiring at the time of such annual meeting (an “Expiring Trustee”) or such Trustee’s successor, and the Expiring Trustee is not elected and such Expiring Trustee’s successor is not elected and qualified (in either case, because the required vote or quorum is not obtained, or otherwise), then such Trustee shall remain a member of the relevant class of Trustees, holding office until the annual meeting held in the third succeeding year following the year set for the Current Annual Meeting in the initial notice thereof and until the election and qualification of such Trustee’s successor, if any, or until such Trustee sooner dies, resigns, retires or is removed.

SECTION 6. Proxies. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy, provided that such proxy to act is authorized to act by (i) a written instrument, dated not more than six months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than six months before the initial session of the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairperson of the meeting.

SECTION 7. Consents. Any action which may be taken by shareholders may be taken without a meeting if the holder or holders of fifty-one percent or more of the total number of the then issued and outstanding shares of the Trust entitled to vote on such matter (or such higher proportion as would be required by the Declaration of Trust or these By-Laws with respect to such action at an in-person meeting) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.

SECTION 8. Notice of Shareholder Business and Nominations

(A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders or special meeting in lieu of an annual meeting (a) pursuant to the notice of meeting described in Section 3 of this Article of these By-Laws; (b) by or at the direction of the Board of Trustees; or (c) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in Section 3 of this Article of these By-Laws, who is entitled to vote at the meeting, who complied with the notice provisions set forth in this Section 8 and who held at least $2,000 in market value, or 1%, of the Trust’s securities entitled to be voted on the nomination or proposal at the meeting for at least one year by the date such shareholder submitted such nomination or proposal. As used in these By-Laws, an “annual meeting” is a meeting of the shareholders of the Trust that is required pursuant to the first sentence of Section 1 of this Article IV. As used in these By-Laws, a “special meeting in lieu of an annual meeting” is a meeting held in lieu of an annual meeting that is not held in a given year if so required, whether the omission be by oversight or otherwise.

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(2) For nominations or other business properly to be brought before an annual meeting or special meeting in lieu of an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 8, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year’s annual meeting or, as applicable, special meeting in lieu of an annual meeting; provided, however, that in the event that the date of the annual meeting or special meeting in lieu of an annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the later of the ninetieth day prior to such annual meeting or special meeting in lieu of an annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event, shall the public announcement of an adjournment of an annual meeting or special meeting in lieu of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee:

(i) the name, age, business address and residence address of such proposed nominee and of any Proposed Nominee Associated Person;

(ii) the principal occupation or employment of such proposed nominee;

(iii) the class or series and number of all shares of the Trust which are owned beneficially or of record, directly or indirectly, by such proposed nominee and any Proposed Nominee Associated Person, and the name and address of the record holder(s) of such shares (if different than the beneficial owner(s)) as they appear on the records of the Trust;

(iv) the name of each nominee holder of shares owned beneficially but not of record by such proposed nominee or any Proposed Nominee Associated Person, and the number of such shares held by each such nominee holder;

(v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, with respect to shares of the Trust;

(vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such proposed nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any Proposed Nominee Associated Person, with respect to the shares;

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(vii) a representation as to whether such proposed nominee is an “interested person,” as defined under Section 2(a)(19) of the 1940 Act and sufficient information about the proposed nominee to permit counsel to the Trust to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such proposed nominee to be an interested person of the Trust or a representation that no such relationship exists;

(viii) information to establish to the satisfaction of the Board of Trustees that the proposed nominee satisfies the trustee qualifications as set out in these By-Laws; and

(ix) any other information relating to such proposed nominee or Proposed Nominee Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and of any Shareholder Associated Person;

(ii) the class/series and number of shares of the Trust which are owned beneficially and of record by such shareholder, such beneficial owner and any Shareholder Associated Person;

(iii) whether and the extent to which any derivative instrument, swap option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to shares of the Trust;

(iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to shares of the Trust;

(v) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Shareholder Associated Person and any proposed nominee or any other person or persons (including their names) pursuant to which the proposal(s) or nomination(s) are being made by such person, and any material interest of such person, or any Shareholder Associated Person, in such proposal or nomination, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

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(vi) a representation that the shareholder, or group of shareholders, giving notice intends to appear in person at the annual meeting or special meeting in lieu of an annual meeting to make the proposals or nominate the persons named in its notice; and

(vii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved).

For purposes of the foregoing, a “Proposed Nominee Associated Person” of any proposed nominee shall mean (A) any person acting in concert with such proposed nominee and (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such proposed nominee or person acting in concert with the proposed nominee. A “Shareholder Associated Person” of any beneficial or record shareholder shall mean (A) any person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such shareholder or any person acting in concert with such shareholder, (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such shareholder or Shareholder Associated Person.

(3) A shareholder of record, or group of shareholders of record, providing notice of any proposal or nomination proposed to be made at an annual meeting or special meeting in lieu of an annual meeting shall further update and supplement such notice, if necessary, so that:

(i) the information provided or required to be provided in such notice pursuant to paragraph (A)(2) of this Article IV, Section 8 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting in lieu of an annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting in lieu of an annual meeting; and

(ii) any subsequent information reasonably requested by the Board of Trustees to determine that any proposed nominee has met the trustee qualifications as set out in these By-Laws is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five business days after the request by the Board of Trustees for subsequent information regarding trustee qualifications has been delivered to or mailed and received by such shareholder of record, or group of shareholders of record, providing notice of any nomination.

(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 8 to the contrary, in the event that the number of Trustees to be elected by shareholders of the Trust to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

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(B) Special Meetings of Shareholders. As used in these By-Laws, “special meeting” refers to any meeting of the Trust’s shareholders other than an annual meeting or special meeting in lieu of an annual meeting. Only such business shall be conducted by a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting given by or at the direction of a majority of the Trustees. Except as may be required by Section 16(a) of the 1940 Act, Trustees shall be elected only at an annual meeting of shareholders or special meeting in lieu of an annual meeting and not at a special meeting, provided that this restriction shall not apply to special meetings called pursuant to Section 5(d)(i) of Appendix I to these By-Laws.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the Chairperson (or such officer of the Trust or its investment adviser presiding at the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any class of preferred shares of beneficial interest to elect Trustees under specified circumstances.

ARTICLE V

Trustees Meetings

SECTION 1. Meetings. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairperson and at least one other Trustee at the time being in office, or by a majority of the Trustees at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

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SECTION 2. Notices. Notice of regular or stated meetings need not be given. Notice of the time and place of each meeting other than regular or stated meeting shall be given by the Secretary or by one of the Trustee(s) calling the meeting and shall be mailed to each Trustee at his or her business address for delivery at least two days before the meeting, or shall be transmitted electronically to each Trustee at his or her electronic delivery address or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by all the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

SECTION 3. Consents. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by a majority of the Trustees (or such higher proportion as would be required by the Declaration of Trust or these By-Laws with respect to such action at an in-person meeting) and filed with the records of the Trustees' meetings. A Trustee may deliver his consent to the Trust by facsimile machine or other electronic communication equipment. Such consent shall be treated as a vote at a meeting for all purposes.

SECTION 4. Place of In-Person Meetings. The Trustees may hold their meetings within or without the Commonwealth of Massachusetts.

SECTION 5. Quorum and Manner of Acting. Except as otherwise required by the Declaration of Trust, these By-Laws or by statute, a majority of the Trustees in office shall be present in person at any regular or stated meeting or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the event that action is to be taken with respect to the death, declination, resignation, retirement, removal or incapacity of one or more Trustees, a quorum for the transaction of such business and any other business conducted at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) shall be a majority of the remaining Trustees then in office. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

ARTICLE VI

Shares of Beneficial Interest

SECTION 1. Certificates for Shares of Beneficial Interest. Certificates for shares of beneficial interest of any class of shares of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with seal of the Trust; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

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SECTION 2. Transfer of Shares. Transfers of shares of beneficial interest of any shares of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Trust shall not impose any restrictions upon the transfer of the shares of the Trust, but this requirement shall not prevent the charging of customary transfer agent fees.

SECTION 3. Transfer Agent and Registrar; Regulations. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent may be located within or without the Commonwealth of Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept within or without Massachusetts in an office which shall be deemed to be the stock transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

SECTION 4. Closing of Transfer Books and Fixing Record Date. The Trustees may fix in advance a time which shall be not more than seventy-five days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making or any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6. Record Owner of Shares. The Trust shall be entitled to treat the person in whose name any share of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

ARTICLE VII

Preferred Shares

The rights and preferences of the Trust’s preferred shares are as set forth on Appendix I, which is incorporated herein in its entirety.

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ARTICLE VIII

Fiscal Year

SECTION 1. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may, from time to time, determine.

ARTICLE IX

Seal

SECTION 1. Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE X

Inspection of Books

SECTION 1. Inspection of Books by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.

SECTION 2. Inspection of Books by Trustees. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary of the meeting appointed by the Board of Trustees. Each Trustee shall be entitled to examine the Declaration of Trust and these By-Laws. Subject to such policies and procedures as may be adopted by the Board of Trustees, a Trustee shall also be entitled to access the Trust’s other records and to receive such other information about the Trust as is reasonably necessary for the Trustee to perform his or her duties to the Trust and its shareholders and otherwise only to the extent required by applicable law. Subject to such policies and procedures, a majority of Trustees shall determine in good faith whether any request for such access to records or such other information is reasonably necessary for the Trustees to perform such duties, and such determination shall be binding upon the requesting Trustee and all other parties.

ARTICLE XI

Principal Custodian and Sub-custodians

SECTION 1. Principal Custodian. The following provisions shall apply to the employment of the principal Custodian pursuant to the Declaration of Trust:

(A) The Trust may employ the principal Custodian:

(1)	To hold securities owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and such Custodian;

(2)	To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or, as the Trustees may direct, in any bank, trust company or banking institution approved by such Custodian, provided that all such deposits shall be subject only to the draft or order of such Custodian; and
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(3)	To disburse such funds upon orders or vouchers.

(B)	The Trust may also employ such Custodian as its agent:

(1)	To keep the books and accounts of the Trust and furnish clerical and accounting services; and

(2)	To compute the net asset value per share in the manner approved by the Trust.

(C) All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trust and the principal Custodian. If so directed by vote of the holders of a majority of the outstanding shares of Trust, the principal Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

(D)	In case of the resignation, removal or inability to serve of any such Custodian, the Trustees shall promptly appoint another bank or trust company meeting the requirements of the Declaration of Trust as successor principal Custodian. The agreement with the principal Custodian shall provide that the retiring principal Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor principal Custodian, or a vote of the shareholders to function without a principal Custodian, the principal Custodian shall not deliver funds and property of the Trust to the Trustees, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring principal Custodian.

SECTION 2. Sub-Custodian. The Trust may also authorize the principal Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and sub-custodian.

SECTION 3. Securities Depositories, etc. Subject to such rules, regulations and orders as the SEC may adopt, the Trust may authorize or direct the principal Custodian or any sub-custodian to deposit all or any part of the securities in or with one or more depositories or clearing agencies or systems for the central handling of securities or other book-entry systems approved by the Trust, or in or with such other persons or systems as may be permitted by the SEC, or otherwise in accordance with the Act, pursuant to which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or the principal Custodian or the sub-custodian. The Trust may also authorize the deposit in or with one or more eligible foreign custodians (or in or with one or more foreign depositories, clearing agencies or systems for the central handling of securities) of all or part of the Trust’s foreign assets, securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust’s foreign investment transactions, in accordance with such rules, regulations and orders as the SEC may adopt.

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ARTICLE XII

Limitation of Liability and Indemnification

SECTION 1. Limitation of Liability. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 2. Indemnification of Trustees and Officers. Subject to the exceptions and limitations contained in this section, every person who is, or has been, a Trustee or officer of the Trust or, at the Trust’s request, serves, or has served, as a director, trustee or officer of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by applicable law, as in effect from time to time (“Applicable Law”), against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines and penalties, and counsel fees, incurred by or for such Covered Person in connection with the preparation for, defense or disposition of, any claim, demand, action, suit, investigation, inquiry or proceeding of any and every kind, whether actual or threatened (collectively, a “Claim”), in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Covered Person.

No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by Applicable Law. In no event shall the Trust be obligated to indemnify a Covered Person against liabilities to the Trust or any shareholder to which such Covered Person would otherwise be subject by reason of the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (collectively, “Disabling Conduct”).

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

To the maximum extent permitted by Applicable Law, the Trust shall make advances for the payment of expenses reasonably incurred by or for a Covered Person in connection with any Claim for which the Covered Person is entitled to indemnification by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that such Covered Person is not entitled to indemnification by the Trust.

The obligation of the Trust to indemnify a Covered Person and/or make advances for the payment of expenses incurred by or for such Covered Person under this section may be made subject to conditions and procedures as the Trustees determine are necessary or appropriate to protect the Trust from the risk that a Covered Person will ultimately be determined to be not entitled to indemnification hereunder. Except as otherwise provided in such conditions and procedures, the Covered Person shall be entitled to the benefit of a rebuttable presumption that the Covered Person has not engaged in Disabling Conduct and that the Covered Person is entitled to indemnification hereunder.

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       Nothing contained in this section shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this section.

SECTION 3. Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. A holder of shares of a series shall be entitled to indemnification hereunder only out of assets allocated to that series.

ARTICLE XIII

Litigation, Limitation of Liability, Applicable Law and Conflicts of Law

SECTION 1. Litigation. To the maximum extent permitted by law, any exercise of power described in Section 2.18 of the Declaration of Trust shall be final, and binding on all persons (including shareholders of the Trust).

SECTION 2. Derivative Actions.

(A) The purpose of this Article XIII, Section 2 is to protect the interests of the Trust and the shareholders of the Trust by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and shareholders as a result of spurious shareholder demands and derivative actions. In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration of Trust, a shareholder or shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Article XIII, Section 2.

(B) Except to the extent explicitly permitted under the federal securities laws, no shareholder or group of shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class of shares of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or series or class of shares of the Trust that the shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder(s) to support the allegations made in the demand. Within 90 days of receipt of any such demand, the Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected series or class, as applicable.  If, during this 90-day period, the Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, the Trustees may extend the 90-day period by a period of time that the Trustees consider will be sufficient to permit them to make such a

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determination, not to exceed 60 calendar days from the end of the initial 90-day period. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of shareholders of the Trust or a series or class of shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be final and binding upon the shareholders.

(C) Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any series or class thereof who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a shareholder, no material personal benefit that is not shared pro rata with other shareholders of the series or class of which the Trustee is a shareholder.

(D) For purposes of this Article XIII, Section 2, the Trustees may designate a committee to consider a demand by shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

SECTION 3. Exclusive Right of Action. To the maximum extent permitted by law, each shareholder of the Trust acknowledges and agrees that any alleged injury to the Trust’s property, any diminution in the value of the shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers or the investment adviser of the Trust is a legal claim belonging only to the Trust and not to the shareholders individually. Accordingly, all shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Article XIII, Section 2. The shareholders acknowledge that, for these purposes, the Trust is deemed to be a separate and distinct legal entity.

SECTION 4. Direct Claims. No group of shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under the Declaration of Trust or the 1940 Act, nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of shareholders or shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of shareholders or shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.

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SECTION 5. No Implied Duties or Liabilities. Except to the extent required by applicable law or expressly stated herein, nothing in the Declaration of Trust or these By-Laws shall be deemed to create any fiduciary duty or other legal obligation (a) on the part of the Trustees or Trust officers to the Trust, the shareholders or any other Person; or (b) on the part of the Trust to any person.

SECTION 6. Applicable Law. The Trust is governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust is of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. Any suit, action or proceeding brought by or in the right of any shareholder of the Trust or any person claiming any interest in any shares of the Trust seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, the Declaration of Trust or the Trust, any series or class or any shares of the Trust, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any series or class, the Trustees or officers of the Trust or the investment adviser of the Trust, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction than such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a shareholder or group of shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such shareholder(s) shall reimburse all expenses incurred by the Trust or any other person in effecting such change of venue.

SECTION 7. Provisions in Conflict with Law or Regulations.

(A) The provisions of the Declaration of Trust and By-Laws are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust or By-Laws, as applicable; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(B) If any provision of the Declaration of Trust or By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of the Declaration of Trust or By-Laws in any jurisdiction.

ARTICLE XIV

Control Share Acquisitions

SECTION 1. Certain Definitions. As used in this Article XIV, the following terms have the meanings specified below:

(a) “Associate” means, with respect to any Person, any person who directly or indirectly controls or is controlled by, or is under common control with, such Person, “control,” as used in this definition meaning the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; any corporation or organization of which such Person is an officer, director or partner or in which such Person performs a similar function; any direct or indirect Beneficial Owner of ten percent (10%) or more of any class of equity securities of such Person; any trust or estate in which such Person has a beneficial interest not represented by transferable shares or as to which such Person serves as trustee or in a similar fiduciary

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capacity; any relative or spouse of such Person, or any relative of such spouse, any one of whom has the same residence as such Person or who is a Trustee or officer of the Trust or any of its affiliates; any person who is acting or intends to act jointly or in concert with such Person in a Control Share Acquisition; and any “affiliated person” of such Person, as such term is defined in Section 2(a)(3) of the 1940 Act.

(b) “Beneficial Ownership” means the sole or shared power to dispose or direct the disposition of shares of the Trust or the sole or shared power to vote or to direct the voting of shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A Person shall not be deemed to be a Beneficial Owner of shares of the Trust as to which such Person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a Beneficial Owner of shares of the Trust held directly or indirectly by it on behalf of another Person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

(c)(1) “Control Share Acquisition” means the acquisition by any Person of Beneficial Ownership of shares of the Trust, other than preferred shares of a series existing as of August 13, 2020 (“Existing Preferred Shares”), which, but for the provisions of this Article XIV, would have voting rights and which, when added to all other shares of the Trust beneficially owned by such Person (excluding Existing Preferred Shares but including shares otherwise included in the categories enumerated in Section 1(c)(2)(i) through (vi) below), would entitle such Person, upon acquisition of such shares, to vote or direct the voting of shares of the Trust having voting power in the election of Trustees (except for elections of Trustees by preferred shareholders of the Trust voting as a separate class) within any of the following ranges of such voting power:

(i) One-tenth or more, but less than one-fifth of all voting power;

(ii) One-fifth or more, but less than one-third of all voting power;

(iii) One-third or more, but less than a majority of all voting power; or

(iv) A majority or more of all voting power.

Subject to Section 1(c)(2) below, with respect to any Control Share Acquisition by a Person, the following shares of the Trust, other than any Existing Preferred Shares, shall be deemed to have been acquired in the same Control Share Acquisition for purposes of this Article XIV: (a) all shares the Beneficial Ownership of which is acquired by such Person within ninety (90) days before the date on which such Person makes an acquisition of Beneficial Ownership of shares that results in such Control Share Acquisition; and (b) all shares the Beneficial Ownership of which is acquired by such Person within the range of voting power (specified in this Section 1(c)(1)) to which the Control Share Acquisition is subject at any time after the date on which such Person makes an acquisition of Beneficial Ownership of shares that results in such Control Share Acquisition but prior to the authorization by shareholders of such Person’s voting rights with respect to such Control Share Acquisition in accordance with Section 4 of this Article XIV.

(2) A Control Share Acquisition shall not include the acquisition of Beneficial Ownership of shares acquired:

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(i) before August 13, 2020, provided, for the avoidance of doubt, that shares of the Trust acquired before August 13, 2020 shall, pursuant to Section 1(c)(1) above, be added to shares of the Trust the Beneficial Ownership of which is acquired after August 13, 2020 for purposes of determining whether a Control Share Acquisition has taken place or will take place following August 13, 2020;

(ii) pursuant to a contract to acquire shares existing before August 13, 2020;

(iii) by will or pursuant to the laws of descent and distribution;

(iv) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of this Article XIV;

(v) pursuant to a tender offer, merger or consolidation, but only if such tender offer, merger or consolidation is pursuant to an agreement to which the Trust is a party and has been approved by such proportion of the Board of Trustees, and/or shareholders of the Trust as is required pursuant to the Declaration of Trust or By-Laws; or

(vi) through any other transaction that is declared to be exempt from the provisions of this Article XIV by vote of a majority of the Board of Trustees, whether such vote is taken before, at the time of or after such transaction.

(3) The acquisition of Beneficial Ownership of shares of the Trust does not constitute a Control Share Acquisition if the acquisition is made by a Person whose voting rights with respect to shares of the Trust were previously authorized by the shareholders of the Trust in compliance with this Article XIV, unless such acquisition, when added to all other shares of the Trust beneficially owned by the Person making such acquisition, other than any Existing Preferred Shares, would entitle such acquiring Person to vote or direct the voting of shares of the Trust having voting power in the election of Trustees in excess of the range of voting power within which all shares beneficially owned by such Person whose voting rights were previously so authorized had voting power immediately following such authorization.

(d) “Control Share Acquisition Statement” means a statement satisfying the requirements of Section 2 below.

(e) “Interested Shares” means shares of the Trust that are beneficially owned by:

(i) any Person who has acquired Beneficial Ownership of shares of the Trust in a Control Share Acquisition;

(ii) any officer of the Trust; or

(iii) any employee of the Trust or the Trust’s investment adviser who is also a Trustee of the Trust.

For the avoidance of doubt, any Person whose voting rights in connection with a Control Share Acquisition are subject to a shareholder vote at a meeting of shareholders pursuant to Section 3 shall be deemed to hold Interested Shares with respect to any shareholder vote at such meeting on voting rights in connection with a Control Share Acquisition by any other Person.

(f) “Person” means any individual, corporation, partnership, unincorporated association or other entity or any Associate of such Person.

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SECTION 2. Delivery of Control Share Acquisition Statement. Any Person who has acquired shares in a Control Share Acquisition may deliver a Control Share Acquisition Statement to the Secretary of the Trust at the principal executive offices of the Trust personally or by certified mail. The Control Share Acquisition Statement shall set forth all of the following:

(i) the identity of such Person and any Associate of such Person who has acquired Beneficial Ownership of shares of the Trust;

(ii) a statement that such Control Share Acquisition Statement is being made and delivered pursuant to the provisions of this Article XIV;

(iii) the number and class or series of shares of the Trust beneficially owned by such Person and each Associate of such Person prior to the Control Share Acquisition;

(iv) the number and class or series of shares acquired by such Person pursuant to the Control Share Acquisition and the range of voting power to which the Control Share Acquisition is subject pursuant to the provisions of Section (1)(c)(1) above; and

(v) a description of the terms and conditions of the Control Share Acquisition, including but not limited to the prices paid by such Person in the Control Share Acquisition and the dates upon which the shares were acquired.

SECTION 3. Meeting of Shareholders. (a) If the Person delivering the Control Share Acquisition Statement so demands in writing contemporaneously with the delivery of such Control Share Acquisition Statement, consideration of the voting rights to be authorized for the shares acquired in the Control Share Acquisition shall be presented (i) if the Trust is required to hold annual meetings of shareholders pursuant to state law or applicable rules of a national securities exchange on which the Trust’s shares are listed for trading, at the next meeting of the Trust’s shareholders notice of which has not been given prior to the receipt by the Trust of the Control Share Acquisition Statement, whether such meeting is an annual meeting, special meeting in lieu of an annual meeting or special meeting (and provided that the Board of Trustees shall have no obligation to call such a meeting for the sole purpose of considering the voting rights in connection with a Control Share Acquisition) or (ii) if the Trust is not required to and does not hold annual meetings of shareholders, at a special meeting of shareholders, which shall be called by the Board of Trustees and shall be held no later than six months following the delivery of such demand. A demand delivered pursuant to the preceding sentence shall not be considered a notice of shareholder proposal for purposes of Article IV, Section 8 of these By-Laws and shall not be subject to the associated informational requirements or deadlines. Such demand shall not be effective unless accompanied by an undertaking by the Person making such demand to pay, if requested by the Trust, the reasonable expenses incurred by the Trust arising from or relating to the consideration of the voting rights of such Person at a shareholder meeting, but not including the expenses of the Trust incurred in opposing a vote to authorize voting rights for the shares acquired in the Control Share Acquisition. The Trust shall have no obligation to, but may, include the consideration of voting rights for the shares acquired in a Control Share Acquisition in its own proxy statement for any shareholder meeting. The Trustees may require the acquiring Person to give bond, with sufficient surety, or may require such Person to deposit cash in escrow to reasonably assure the Trust that this undertaking will be satisfied. For the avoidance of doubt, a demand delivered pursuant to this Section shall be limited to the consideration of the voting rights to be authorized for only those shares acquired within the range of voting power to which the Control Share Acquisition is subject pursuant to the provisions of Section (1)(c)(1) above, and any shares acquired in excess of such range shall constitute a separate Control Share Acquisition with respect to the next range of voting power and, therefore, shall be treated separately for purposes applying the provisions of this Article XIV.

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(b) The notice to the shareholders of the Trust of any annual meeting, special meeting in lieu of an annual meeting or special meeting at which the voting rights to be accorded shares acquired in a Control Share Acquisition are to be considered shall be directed to all shareholders of record of the Trust entitled to vote on such matter as of the record date set for such meeting. Such notice may include or be accompanied by a copy of the Control Share Acquisition Statement received by the Trust pursuant to this Article XIV, and such other information as the Trust deems appropriate.

(c) A Person whose voting rights with respect to shares acquired in a Control Share Acquisition are considered at a meeting of shareholders of the Trust with respect to one of the four ranges of voting power specified in Section 1(c)(1) above and not approved may not demand shareholder consideration of its voting rights in connection with a Control Share Acquisition with respect to the same range of voting power at any subsequent shareholder meeting held within two calendar years of the initial meeting at which such Person’s voting rights were considered with respect to such range. For the avoidance of doubt, such Person shall not have voting rights with respect to such shares except to the extent approved at a future meeting held after the expiration of such two-year period and, after the expiration of such two-year period, such Person may deliver a Control Share Acquisition Statement (in accordance with Section 2 above) with respect to such shares (and/or any other shares acquired in a Control Share Acquisition with respect to the same range of voting power) and may demand shareholder consideration of the voting rights to be authorized for such shares (in accordance with Section 3(a) above).

SECTION 4. Authorization of Voting Rights. The Beneficial Owner of shares acquired in a Control Share Acquisition shall have the same voting rights with respect to those shares as the Beneficial Owners of all other shares of the same class or series of the Trust only to the extent authorized by vote of shareholders of the Trust at an annual meeting, special meeting in lieu of an annual meeting or special meeting at which such authorization is considered pursuant to Section 3(a) above. At any such meeting, such authorization shall be considered prior to any other matter that is subject to a shareholder vote, and such authorization shall require the affirmative vote of the holders of a majority of the shares entitled to vote generally in the election of Trustees, excluding Interested Shares. For the avoidance of doubt, Interested Shares shall be disregarded for determining a quorum and shall not be entitled to vote with respect to such authorization. If no such vote is adopted, (a) the Beneficial Owner of such shares shall not have “voting power” within the meaning of Article IV, Section 5 of these By-Laws, such shares shall not be “entitled to vote” on any matters within the meaning of Article V, Section 5.2 of the Declaration of Trust and the Beneficial Owner of such shares shall not otherwise have voting rights with respect to such shares with respect to any matter pursuant to these By-Laws or the Declaration of Trust, and (b) such shares shall not be considered “present” or “entitled to vote” for purposes of determining quorum pursuant to Article IV, Section 4 of these By-Laws. Such shares may be voted upon transfer of Beneficial Ownership of such shares to another Person unless such transfer constitutes a Control Share Acquisition by the acquirer, in which event the ability of the acquirer to vote such shares shall be subject to the provisions of this Article XIV.

SECTION 5. Persons Required to Provide Information; Interpretation. (a) Each Person who owns shares of the Trust either beneficially or of record shall provide to the Trust such information as the Trust may request as is necessary for the Trust to apply the provisions in this Article XIV.

(b) Upon approval by a majority of the Board of Trustees, the Board of Trustees may adopt policies, procedures or resolutions to supply any omission, cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in this Article XIV. Any interpretation of any term or provision contained in this Article XIV made by the Trustees in good faith shall be conclusive and binding upon all shareholders of the Trust.

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ARTICLE XV

Report to Shareholders

SECTION 1. Reports to Shareholders. The Trustees shall at least semi-annually transmit by written, electronic, computerized or other alternative means to the shareholders a written report of the financial statements of the Trust, which shall at least annually be certified by independent public accountants.

ARTICLE XVI

Amendments

SECTION 1. Amendments. These By-Laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office; provided, however, that any provision of Article XII may be amended only by a two-thirds vote of such Trustees.

Dated: August 13, 2020

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APPENDIX I

Statement Creating Five Series of Auction Preferred Shares

DESIGNATION

Auction Preferred Shares, Series A: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated “Auction Preferred Shares, Series A.” Each share of Auction Preferred Shares, Series A (sometimes referred to herein as “Series A APS”) may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series A APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series A APS shall be identical.

Auction Preferred Shares, Series B: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated “Auction Preferred Shares, Series B.” Each share of Auction Preferred Shares, Series B (sometimes referred to herein as “Series B APS”) may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series B APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series B APS shall be identical.

Auction Preferred Shares, Series C: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated “Auction Preferred Shares, Series C.” Each share of Auction Preferred Shares, Series C (sometimes referred to herein as “Series C APS”) may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series C APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series C APS shall be identical.

Auction Preferred Shares, Series D: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated “Auction Preferred Shares, Series D.” Each share of Auction Preferred Shares, Series D (sometimes referred to herein as “Series D APS”) may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series D APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series D APS shall be identical.

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Auction Preferred Shares, Series E: 7,600 shares of beneficial interest of Preferred Shares, par value $0.01 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated “Auction Preferred Shares, Series E.” Each share of Auction Preferred Shares, Series E (sometimes referred to herein as “Series E APS”) may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Amended By-Laws. The Series E APS shall constitute a separate series of Preferred Shares of the Trust, and each share of Series E APS shall be identical. The Series A APS, the Series B APS, the Series C APS, the Series D APS and the Series E APS are sometimes collectively referred to herein as the “APS.”

SECTION 1. Definitions. (a) Unless the context or use indicates another or different meaning or intent, in these Amended By-Laws the following terms have the following meanings, whether used in the singular or plural:

“7-Day Dividend Period” means a Dividend Period consisting of seven days.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“1940 Act APS Asset Coverage” means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding shares of APS and Other APS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its Common Shares).

“1940 Act Cure Date,” with respect to the failure by the Trust to maintain the 1940 Act APS Asset Coverage (as required by paragraph 6 of these Amended By-Laws) as of the last Business Day of each month, means the last Business Day of the following month.

“‘AA’ Composite Commercial Paper Rate,” on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by Fitch or “Aa” by Moody’s or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by UBS Securities LLC or its successors that are Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more

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days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

“Accountant’s Confirmation” has the meaning set forth in paragraph 7(c) of these Amended By-Laws.

“Adviser” means the Trust’s investment adviser, which initially shall be Eaton Vance Management.

“Affiliate” means any person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided that Eaton Vance Management shall not be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such entity, one of the trustees, directors or executive officers of which is also a trustee, director or executive officer of the Trust, be deemed to be an Affiliate.

“Agent Member” means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of APS or a Potential Beneficial Owner.

“Amended By-Laws” means the By-Laws of the Trust, as amended by this Statement creating the APS and as may otherwise be amended from time-to-time.

“Applicable Percentage” has the meaning set forth in paragraph 10(a)(vii) of these Amended By-Laws.

“Applicable Rates” means the rates per annum at which cash dividends are payable on each Series of APS or Other APS, as the case may be, for any Dividend Period.

"Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Trust and for which the Trust receives a marked-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

“APS” means, as the case may be, the Auction Preferred Shares.

“APS Basic Maintenance Amount,” as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of Outstanding shares of each Series of APS on such date by the Liquidation Preference (and redemption premium, if any) per share of such Series; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each Series of APS outstanding that follows such Valuation Date; (C) the aggregate amount of dividends that would accumulate on Outstanding Preferred Shares from such first Dividend Payment Dates therefor referenced in (B) of this paragraph through the 45th day after such Valuation Date at the respective Applicable Rates referenced in (B) of this paragraph; (D) the amount of anticipated non-interest expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the current outstanding balances of any indebtedness or obligations of the Trust senior in right of payment to the Preferred Shares plus interest actually accrued

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together with 30 days additional interest on the current outstanding balances calculated at the current rate; and (F) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with respect to the Preferred Shares for which a Notice of Redemption has been sent, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any liabilities incurred for the purpose of clearing securities transactions) less (ii) the sum of any cash plus the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated P2 by Moody’s and A2 by Fitch, it will be valued at its face value).

“APS Basic Maintenance Amount Test” means a test which is met if: (a) the aggregate Discounted Values of the Moody’s Eligible Assets meets or exceeds 1.2 times the APS Basic Maintenance Amount and (b) the aggregate Discounted Values of the Fitch Eligible Assets meets or exceeds 1.0 times the APS Basic Maintenance Amount.

“APS Basic Maintenance Cure Date,” with respect to the failure by the Trust to satisfy the APS Basic Maintenance Amount (as required by paragraph 7(a) of these Amended By-Laws) as of a given Valuation Date, means the second Business Day following such Valuation Date.

“APS Basic Maintenance Report” means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the APS Basic Maintenance Amount.

“Auction” means a periodic operation of the Auction Procedures.

“Auction Agent” means Deutsche Bank Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the APS and Other APS.

“Auction Procedures” means the procedures for conducting Auctions set forth in paragraph 10 of this Article VII, of these Amended By-Laws.

“Beneficial Owner” means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of APS or a Broker-Dealer that holds APS for its own account.

“Broker-Dealer” means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 10 of this Article VII, of these Amended By-Laws, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

“Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 10 of this Article VII, of these Amended By-Laws.

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“Business Day” means a day on which The American Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Paper Dealers” means UBS Securities LLC and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

“Common Shares” means the shares of beneficial interest designated as common shares, par value $0.01 per share, of the Trust.

“Date of Original Issue” means, with respect to any share of APS or Other APS, the date on which the Trust originally issues such share.

“Declaration of Trust” means the Agreement and Declaration of Trust, as amended and supplemented (including these Amended By-Laws), of the Trust.

“Deposit Securities” means cash and Senior Loans and MBS rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody’s or A (having a remaining maturity of 12 months or less), F-1+ by Fitch.

“Discounted Value” as of any Valuation Date, means (i) with respect to an Fitch Eligible Asset, the quotient of the Market Value thereof divided by the applicable Fitch Discount Factor and (ii)(a) with respect to a Moody’s Eligible Asset that is not currently callable (but including all MBS) as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moody’s Discount Factor, or (b) with respect to a Moody’s Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moody’s Discount Factor.

“Dividend Payment Date,” with respect to APS, has the meaning set forth in paragraph 2(b)(i) of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

“Dividend Period” means the Initial Dividend Period, any 7-Day Dividend Period and any Special Dividend Period.

“Existing Holder” means a Broker-Dealer or any such other Person as may be permitted by the Trust that is listed as the holder of record of shares of APS in the Share Books.

“Fitch” means Fitch Ratings and its successors at law.

“’Fitch Discount Factor’ means for purposes of determining the Discounted Value of any Fitch Eligible Asset as of any Valuation Date, the percentage determined by reference to the then current asset discount factor applicable to such asset for liabilities rated AAA by Fitch as set forth by Fitch in its Closed-End Fund Criteria Report: Closed-End Fund Debt and Preferred Stock Rating Criteria, or otherwise made public by Fitch, provided that Fitch provides at least 30 days notice of any changes to such asset discount factors.

(i) Corporate Debt Securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

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Discount Factors for Corporate Debt Securities Including Non-Investment Grade Bonds (Non-Convertibles)

Terms to Maturity	AAA	AA	A	BBB	BB	B	NR(1)
1 year or less	106	108	110	112	130	152	152
2 years or less (but longer than 1 year)	106	108	110	112	130	152	152
3 years or less (but longer than 2 years)	106	108	110	112	130	152	152
4 years or less (but longer than 3 years)	111	113	115	117	134	152	152
5 years or less (but longer than 4 years)	111	113	115	117	134	152	152
7 years or less (but longer than 5 years)	114	116	118	120	136	152	152
10 years or less (but longer than 7 years)	116	118	120	122	137	152	152
15 years or less (but longer than 10 years)	120	122	124	124	139	152	152
30 years or less (but longer than 15 years)	124	127	129	129	145	152	152
Greater than 30 years	124	127	129	129	145	152	152

(1)	If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody’s rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody’s rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under “not rated” in this table. Securities rated below B by Fitch shall be traded the same as securities not rated by Fitch.

The Fitch Discount Factors presented in the immediately preceding table apply to corporate debt securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a debt security rated B by Fitch shall apply to any non-Performing debt security with a price equal to or greater than $0.90. The Fitch Discount Factor noted in the table above for a debt security rated CCC by Fitch shall apply to any non-Performing debt security with a price less than $0.90 but equal to or greater than $0.20. If a debt security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the debt security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB- will be used). The Fitch Discount Factor for a debt security issued by a limited partnership that is not a Rule 144A Security shall be the Discount Factor determined in accordance with the table set forth above multiplied by 105%.

The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

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(ii) Preferred stock: The percentage determined by references to the rating of a preferred stock in accordance with the table set forth below.

Preferred Stock(1)	Discount Factor
AAA	130%
AA	133%
A	135%
BBB	139%
BB	154%
Not rated or below BB	161%
Investment Grade DRD	164%
Not rated or below Investment Grade DRD	200%

(1)	If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody’s rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody’s rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under “not rated” in this table.

(iii) Convertible securities: The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible debt securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

The Fitch Discount Factor applied to convertible debt securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible debt securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

The Fitch Discount Factor applied to convertible debt securities which have a yield to maturity or yield to worse of greater than 15.00% above the relevant Treasury curve is 370%.

If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody’s rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only

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rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody’s rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will treat the security as if it were below investment grade.(iv) U.S. Government Securities:

Time Remaining to Maturity	Discount Factor
1 year or less	101.5%
2 years or less (but longer than 1 year)	103%
3 years or less (but longer than 2 years)	105%
4 years or less (but longer than 3 years)	107%
5 years or less (but longer than 4 years)	109%
7 years or less (but longer than 5 years)	112%
10 years or less (but longer than 7 years)	114%
15 years or less (but longer than 10 years)	122%
20 years or less (but longer than 15 years)	130%
25 years or less (but longer than 20 years)	146%
Greater than 30 years	154%

(v) Short-Term Investments and Cash: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash.

(vi) Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities shall be the Discount Factor determined in accordance with the table above under Corporate Debt Securities in subsection (i)

multiplied by 110% until such securities are registered under the Securities Act.

(vii) MBS, asset-backed and other mortgage-backed securities:

MBS: U.S. Government Agency (FNMA, FHLMC or GNMA) conforming mortgage-backed securities with an original stated maturity of more than 15 years shall have a discount factor of 114% and conforming mortgage-backed securities with an original stated maturity of 15 years or less shall have a discount factor of 111%.

Asset-backed and other mortgage-backed securities: The percentage determined by reference to the asset type in accordance with the table set forth below.

Asset Type (with time remaining to maturity, if applicable)	Discount Factor
U.S.Treasury/agency securities (10 years or less)	118%
U.S.Treasury/agency securities (greater than 10 years)	127%
U.S. agency sequentials (10 years or less)	120%
U.S. agency sequentials (greater than 10 years)	142%
U.S. agency principal only securities	236%
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U.S. agency interest only securities (with Market Value greater than $0.40)	696%
U.S. agency interest only securities (with Market Value less than or equal to $0.40)	~~271~~%
AAA Lock-Out securities, interest only	236%
U.S. agency planned amortization class bonds (10 years or less)	115%
U.S. agency planned amortization class bonds (greater than 10 years)	136%
AAA sequentials (10 years or less)	118%
AAA sequentials (greater than 10 years)	135%
AAA planned amortization class bonds (10 years or less)	115%
AAA planned amortization class bonds (greater than 10 years)	140%
Jumbo mortgage rated AAA(1)	123%
Jumbo mortgage rated AA(1)	130%
Jumbo mortgage rated A(1)	136%
Jumbo mortgage rated BBB(1)	159%
Commercial mortgage-backed securities rated AAA	131%
Commercial mortgage-backed securities rated AA	139%
Commercial mortgage-backed securities rated A	148%
Commercial mortgage-backed securities rated BBB	177%
Commercial mortgage-backed securities rated BB	283%
Commercial mortgage-backed securities rated B	379%
Commercial mortgage-backed securities rated CCC or not rated	950%

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

(viii) Senior Loans: The Fitch Discount Factor applied to senior, secured floating rate Loans made to corporate and other business entities (“Senior Loans”) shall be the percentage specified in the table below opposite such Fitch Loan Category:

Fitch Loan Category	Discount Factor

A	115%
B	130%
C	152%
D	370%

(ix) Futures and call options: For purposes of the APS Basic Maintenance Amount, futures held by the Trust and call options sold by the Trust shall not be included as Fitch Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of a Valuation Date. For call options purchased by the Trust, the Market Value of the call option will be included as Fitch Eligible Asset subject to a Fitch Discount Factor mutually agreed to between the Trust and Fitch based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

(x) Securities lending: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust’s total gross assets. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Fitch Eligible Assets and the value of such assets

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exceeds the amount of the Fund's obligation to return the collateral on a Valuation Date, such excess amount shall be included in the calculation of Fitch Eligible Assets by applying the applicable Fitch Discount Factor to this amount and adding the product to total Fitch Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the APS Basic Maintenance Amount. Collateral received by the Trust in a securities lending transaction and maintained by the Trust in the form received shall not be included as a Fitch Eligible Asset for purposes of calculating the APS Basic Maintenance Amount.

(xi) Swaps (including Total Return Swaps, Interest Rate Swaps and Credit Default Swaps): Total Return and Interest Rate Swaps are subject to the following provisions:

If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody’s rating of A3.

(A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust count such liability as an outstanding liability from the total Fitch Eligible Assets in calculating the APS Basic Maintenance Amount.

(B) In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS.

(C)       (1) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable Fitch Discount Factor for each security subject to the swap;

(2) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor assessed based on the counterparty risk; and

(3) The Trust will not include a Credit Default Swap as a Fitch Eligible Asset purchased by the Trust without the Trust holding the underlying security or when the Trust buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

“Fitch Eligible Asset” means:

(i) Cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within ten (10) Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within ten (10) Business Days of the Valuation Date, and if the trades which generated such receivables are settled within ten (10) Business Days;

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(ii) Short Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least AA by Fitch or the equivalent by another Rating Agency and the security matures within six months;

(iii) U.S. Government Securities;

(iv) debt securities if such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust’s investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain or the United Kingdom or other country if Fitch does not inform the Trust that including debt securities from such foreign country will adversely impact Fitch’s rating of the APS (the “Approved Foreign Nations”), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as “Foreign Bonds”), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as “Canadian Bonds”). Foreign Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as “Debt Securities.”

(v) Preferred stocks if (i) dividends on such preferred stock are cumulative, (ii) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive equity capital at any time over the respective lives of such securities, (iii) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (iv) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency. In addition, the preferred stocks issue must be at least $50 million;

(vi) asset-backed and MBS;

(vii) Rule 144A Securities;

(viii) Interest Rate Swaps entered into according to International Swap Dealers Association (“ISDA”) standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F1 by Fitch or the equivalent by another Rating Agency, or, if the swap counterparty does not have a short-term rating, the counterparty’s senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another Rating Agency and (2) the original aggregate notional amount of the Interest Rate Swap transaction or transactions is not greater than the liquidation preference of the APS originally issued;

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(ix) swaps, including total return and Credit Default Swaps entered into according to ISDA;

(x) Senior Loans; and

(xi) Fitch Hedging Transactions.

Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Trust of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the APS.

Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of APS Basic Maintenance Amount or to the extent it is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust’s custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement.

Fitch Diversification Limitations:

Portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch’s Eligible Assets:

Security Rated At Least	Maximum Single Issuer(1)	Maximum Single Industry(1),(2)	Minimum Issue Size ($ in million)(3)

AAA	100%	100%	$100
AA–	20	75	100
A–	10	50	100
BBB–	6	25	100
BB–	4	16	50
B–	3	12	50
CCC	2	8	50

(1)       Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(2)       Industries are determined according to Fitch’s Industry Classifications, as defined herein.

(3)	Preferred stock has a minimum issue size of $50 million, and mortgage pass throughs issued by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”) or the Government National Mortgage Association (“GNMA”), which has no minimum issue size.

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If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody’s rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Diversification Limitations (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody’s rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under “not rated” in this table.

“Fitch Exposure Period” means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

“Fitch General Portfolio Requirements” m means as of any Valuation Date the then current diversification requirements set forth by Fitch in its Closed-End Fund Criteria Report: Closed-End Fund Debt and Preferred Stock Rating Criteria” or other publically available guidance with respect to liabilities rated AAA by Fitch, provided that Fitch provides at least 30 days notice of any changes to such diversification requirement.eans that the Trust’s portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Trust’s total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Fitch Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term “issuer” shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation and (b) no more than 10% by par value of the Trust’s total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term “issuer” includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to such participation.

“Fitch Hedging Transactions” means purchases or sales of exchange-traded financial futures contracts based on any index approved by Fitch, LIBOR or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, and put and call options on such financial futures contracts (“Fitch Hedging Transactions”), subject to the following limitations:

(i) The Trust may not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Trust by the Trust’s taking the opposite position thereto (“closing transactions”)) that would cause the Trust at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

(ii) The Trust will not engage in any Fitch Hedging Transaction based on Treasury Bonds or LIBOR (other than closing transactions) that would cause the Trust at the time of such transaction to own or have sold:

(A) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 60% of the aggregate Market Value of Fitch Eligible Assets owned by the Trust and at least rated AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody’s; or, if not rated by Moody’s, rated AAA by S&P); or

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(B) Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Fitch Eligible Assets owned by the Trust (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least A or BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody’s; or, if not rated by Moody’s, rated at least A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own futures contracts that underlie any outstanding options written by the Trust);

(iii) The Trust may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Trust.

(iv) The Trust may not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Shares Basic Maintenance Amount.

“Fitch Industry Classification” means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

Fitch Industry Classifications	SIC Code (Major Groups)
Aerospace and Defense	37, 45
Automobiles	37, 55
Banking, Finance and Real Estate	60, 65, 67
Broadcasting and Media	27, 48
Building and Materials	15-17, 32, 52
Cable	48
Chemicals	28, 30
Computers and Electronics	35, 36
Consumer Products	23, 51
Energy	13, 29, 49
Environmental Services	87
Farming and Agriculture	1-3, 7-9
Food, Beverage and Tobacco	20, 21, 54
Gaming, Lodging and Restaurants	70, 58
Health Care and Pharmaceuticals	38, 28, 80
Industrial/Manufacturing	35
Insurance	63, 64
Leisure and Entertainment	78, 79
Metals and Mining	10, 12, 14, 33, 34
Miscellaneous	50, 72-76, 99
Paper and Forest Products	8, 24, 26
Retail	53, 56, 59
Sovereign	NA
Supermarkets and Drug Stores	54
Telecommunications	48
Textiles and Furniture	22, 25, 31, 57
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Transportation	40, 42-47
Utilities	49
Structured Finance Obligations	NA
Packaging and Containers	26, 32, 34
Business Services	73, 87

The Trust shall use its discretion in determining which industry classification is applicable to a particular investment.

“Fitch Loan Category” means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

(i) “Fitch Loan Category A” means Performing Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

(ii) “Fitch Loan Category B” means: (A) Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

(iii) “Fitch Loan Category C” means: (A) Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.70 but less than $0.80; (B) non-Performing Loans which have a Market Value or an Approved Price of greater than or equal to $0.75 but less than $0.85; and (C) Performing Loans without an Approved Price rated BB- or higher by Fitch. If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody’s rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a Fitch rating of AAA- will be used, and where the only rating on a security is a Moody’s rating of Ba3, a Fitch rating of BB- will be used).

(iv) “Fitch Loan Category D” means Loans not described in any of the foregoing categories.

Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

“Holder” means a Person identified as a holder of record of shares of APS in the Share Register.

“Independent Accountant” means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

“Initial Dividend Payment Date” means the Initial Dividend Payment Date as determined by the Board of Trustees of the Trust or their designee with respect to each series of APS or Other APS, as the case may be.

“Initial Dividend Period” has the meaning set forth in paragraph 2(c)(i) of this Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

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“Initial Dividend Rate” means the rate per annum established by the Board of Trustees or their designee, applicable to the Initial Dividend Period for such series of APS and, with respect to Other APS, has the equivalent meaning.

“Initial Margin” means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

“Interest Equivalent” means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

“Interest Rate Swaps” means the exchange by the Trust with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments.

“LIBOR” means the London Interbank Offered Rate.

“Loan” means any assignment of or participation in any bank loan denominated in U.S. dollars including term loans, the funded and unfunded portions of revolving credit lines (provided that the Trust shall place in reserve an amount equal to any unfunded portion of any revolving credit line) and debtor-in possession financings; provided that such loan (a) is not extended for the purpose of purchasing or carrying any margin stock and (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank in the ordinary course of business.

“Long Term Dividend Period” means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

“Mandatory Redemption Price” means $25,000 per share of APS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends.

“Market Value” of any asset of the Trust shall be the market value thereof determined by the Pricing Service or by the Trust in accordance with procedures approved by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal obligations of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service or the Trust may employ electronic data processing techniques and/or a matrix system to determine valuations. At the Trust’s discretion, in the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

“Maximum Applicable Rate,” with respect to APS, has the meaning set forth in paragraph 10(a)(vii) of this Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

“MBS” means mortgage backed securities that are issued, backed or otherwise guaranteed by the U.S. Government or its agencies or instrumentalities or that are issued by private issuers.

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“Bi-Monthly Valuation Date” means the fifteenth day of each month if such day is a Business Day or the first Business Day preceding the fifteenth and the last Business Day of each month in each fiscal year of the Trust, commencing from the Date of Original Issue.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

“Moody’s Discount Factor” means for purposes of determining the Discounted Value of any Moody’s Eligible Asset, the percentage determined as follows. The Moody’s Discount Factor for any Moody’s Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody’s.

(i) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

Discount Factors for Corporate Debt Securities including Non-Investment Grade Bonds (Non-Convertibles)

Terms to Maturity of Non-Investment Grade Bonds	Aaa	Aa	A	Baa	Ba	B	NR(1)
1 year or less	109	112	115	118	137	150	250
2 years or less (but longer than 1 year)	115	118	122	125	146	160	250
3 years or less (but longer than 2 years)	120	123	127	131	153	168	250
4 years or less (but longer than 3 years)	126	129	133	138	161	176	250
5 years or less (but longer than 4 years)	132	135	139	144	168	185	250
7 years or less (but longer than 5 years)	139	143	147	152	179	197	250
10 years or less (but longer than 7 years)	145	150	155	160	189	208	250
15 years or less (but longer than 10 years)	150	155	160	165	196	216	250
20 years or less (but longer than 15 years)	150	155	160	165	196	228	250
30 years or less (but longer than 20 years)	150	155	160	165	196	229	250
Greater than 30 years	165	173	181	189	205	240	250

(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

The Moody’s Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros, provided that the Moody’s Discount Factor determined from the table shall be multiplied by a factor of 1.20% for purposes of calculating the Discounted Value of such securities.

(ii) Preferred stock: The Moody’s Discount Factor for preferred stock shall be (A) for preferred stocks issued by a utility, 155%; (B) for preferred stocks of industrial and financial issuers, 197%; and (C) for auction rate preferred stocks and all other preferred stocks, 350%.

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(iii) Short-term instruments: The Moody’s Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody’s Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Moody’s Exposure Period; and (C) 125%, if such securities are not rated by Moody’s, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody’s Exposure Period. A Moody’s Discount Factor of 100% will be applied to cash.

(v) Rule 144A Securities: The Moody’s Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody’s Discount Factor which would apply were the securities registered under the Securities Act.

(vi) Senior Loans: The Moody’s Discount Factor applied to Senior Loans shall be the percentage specified in the table below opposite such Moody’s Loan Category:

Moody’s Loan Category	Discount Factor

A	118%
B	137%
C	161%
D	222%

(vii) MBS: U.S. Government Agency (FNMA, FHLMC or GNMA) conforming mortgage-backed securities seasoned for 8 years or more based on the security's stated weighted-average maturity will have a discount factor of 132%. For U.S. Government Agency conforming mortgage-backed securities seasoned less than 8 years the following discount factors apply:

Issued by GNMA

Coupon Rate	Discount Factor
0%-5%	154%
5.01%-6%	150%
6.01%-7%	146%
7.01%-8%	142%
8.01%-9%	139%
9.01%-10%	138%
10.01-11%	136%
11.01-12%	134%
12.01-13%	133%
adjustable	156%

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Issued by FNMA or FHLMC

Coupon Rate	Discount Factor
0%-5%	160%
5.01%-6%	157%
6.01%-7%	153%
7.01%-8%	150%
8.01%-9%	147%
9.01%-10%	144%
10.01-11%	141%
11.01-12%	138%
12.01-13%	136%
adjustable	160%

A mutually agreed upon Moody’s Discount Factor between the Trust and Moody’s shall be applied to mortgage-backed securities privately issued.

“Moody’s Eligible Asset” means:

(i) Cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody’s or the equivalent by another Rating Agency if the payment date is within five (5) Business Days of the Valuation Date, (B) A2 or higher by Moody’s or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher by Moody’s or the equivalent by another Rating Agency if the payment date is within the Moody’s Exposure Period) and receivables for Moody’s Eligible Assets sold if the receivable is due within ten (10) Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody’s or (B) (1) with counterparties having a Moody’s long-term debt rating of at least Baa3 or the equivalent by another Rating Agency or (2) with counterparties having a Moody’s Short Term Money Market Instrument rating of at least P-1or the equivalent by another Rating Agency;

(ii) Short Term Money Market Instruments, so long as (A) such securities are rated at least P-1 or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2 or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated A2 or the equivalent by another Rating Agency and the security matures within one month, (2) is rated A1 or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least A3 or the equivalent by another Rating Agency and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody’s) need not meet any otherwise applicable S&P rating criteria;

(iii) U.S. Government Securities;

(iv) Rule 144A Securities;

(v) Senior Loans;

(vi) Corporate debt securities if (A) such securities are rated B3 or higher by Moody’s or the equivalent by another Rating Agency; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody’s Eligible Assets if they are rated by Moody’s, S&P or Fitch; (C) for securities which provide for conversion or exchange at the option of the issuer into equity capital at some time over their

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lives, the issuer must be rated at least B3 by Moody’s or the equivalent by another Rating Agency and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody’s Eligible Assets or the equivalent by another Rating Agency; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust’s investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody’s Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody’s or not rated by Moody’s shall be considered to be Moody’s Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody’s Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody’s Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody’s Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody’s Eligible Assets; and (y) corporate debt securities rated by neither Moody’s, S&P nor Fitch shall be considered to be Moody’s Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor’s report without qualified, explanatory language.

(vii) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating from Moody’s of Baa1 or higher or a preferred stock rating from Moody’s of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody’s Eligible Assets;

(viii) Asset-backed securities and MBS:

(A) Asset-backed securities if (1) such securities are rated at least Baa by Moody’s or at least BBB by S&P or Fitch, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

(B) Collateralized mortgage obligations (“CMOs”), including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) if not issued by FHLMC or FNMA, has been rated Aaa by Moody’s or AAA by S&P or Fitch, (2) does not have a coupon which floats inversely, (3) is not portioned as an interest-only or principal-only strip and (4) is part of an issuance that had an original issue size of at least $100 million;

(C) Planned amortization class bonds (“PACs”) and targeted amortization class bonds (“TACs”) provided that such PACs or TACs are (1) backed by certificates of either FNMA, GNMA or FHLMC representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million, (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

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(D) Consolidated senior debt obligations of Federal Home Loan Banks (“FHLBs”), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks (“FFCBs”) (collectively, “FHLB, FNMA and FFCB Debentures”), provided that such FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody’s or comparably rated by another Rating Agency, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

(E) Mortgage pass-throughs provided that (1) the securities are publicly registered or issued by FNMA, GNMA or FHLMC; or (2) rated at least Aa by Moody’s or comparably rated by another Rating Agency; and (3) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties;

(F) Private-placement mortgage pass-throughs provided that (1) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (2) documentation is held by a trustee or independent custodian, (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and (4) pools have been rated Aa or better by Moody’s or comparably rated by another Rating Agency; and

(G) Whole loans (e.g., direct investments in mortgages) provided that (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences, (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully-documented mortgage, (e) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) such loans are whole loans and not participations; (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody’s and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (5) for adjustable-rate mortgages (“ARMs”), (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and 0.325% for Treasuries, (c) the maximum yearly interest rate increase is 2%, (d) the maximum life-time interest rate increase is 6.25% and (e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; (6) for “teaser” loans, (a) the initial discount from the current ARM market rate is no greater than 2%, (b) the loan is underwritten at the market rate for ARMs, not the “teaser” rate, and (c) the loan is seasoned six months beyond the “teaser” period;

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(ix) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody’s specifying any conditions on including such financial contract in Moody’s Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody’s to the APS; and

(x) Moody’s Hedging Transactions.

Moody’s Diversification Limitations:

In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody’s Eligible Assets:

Ratings(1)	Maximum Single Issuer(2),(3)	Maximum Single Industry(3),(4)	Minimum Issue Size ($ in millions)(5)

Aaa	100%	100%	$100
Aa	20	60	100
A	10	40	100
Baa	6	20	100
Ba	4	12	50(6)
B1-B2	3	8	50(6)
B3 or below	2	5	50(6)

(1) Refers to the securities of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of securities.

(4) Industries are determined according to Moody’s Industry Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $50 million, and mortgage pass throughs issued by FNMA, FHLMC or GNMA, which has no minimum issue size.

(6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20%

of the Trust’s total assets.

Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Fund's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody’s Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the APS Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody’s Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody’s and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody’s Eligible Asset. For the purposes of calculation of Moody’s Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

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Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of APS Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody’s has indicated to the Trust will not affect the status of such asset as a Moody’s Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust’s custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

“Moody’s Exposure Period” means the period commencing on a given Valuation Date and ending 49 days thereafter.

“Moody’s General Portfolio Requirements” means that the Trust’s portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Trust’s total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Moody’s Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term “issuer” shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation and (b) no more than 10% by par value of the Trust’s total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term “issuer” includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to such participation.

“Moody’s Hedging Transactions” has the meaning set forth in paragraph 8(a) of these Amended By-Laws.

“Moody’s Industry Classification” means, for the purposes of determining Moody’s Eligible Assets, each of the following industry classifications (or such other classifications as Moody’s may from time to time approve for application to the Preferred Shares):

Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

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Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers

Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

Diversified/Conglomerate Manufacturing

Diversified/Conglomerate Service

Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution

Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

Finance: Investment Brokerage, Leasing, Syndication, Securities

Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

Grocery: Grocery Stores, Convenience Food Stores

Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

Hotels, Motels, Inns and Gaming

Insurance: Life, Property and Casualty, Broker, Agent, Surety

Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

Machinery (Non-Agricultural, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators

Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

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Personal, Food and Miscellaneous

Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment

Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

Personal Transportation: Air, Bus, Rail, Car Rental

Utilities: Electric, Water, Hydro Power, Gas

Broadcasting and Entertainment: Recording Industry, Motion Exhibition Theaters, Motion Picture Production and Distribution, Radio, T.V., Cable Broadcasting and Broadcasting Equipment

Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody’s, to the extent the Trust considers necessary.

“Moody’s Loan Category” means the following five categories (and, for purposes of this categorization, the Market Value of a Moody’s Eligible Asset trading at par is equal to $1.00):

(i) “Moody’s Loan Category A” means Performing Loans which have a value as determined in accordance with the Trust’s valuation procedures greater than or equal to $0.90.

(ii) “Moody’s Loan Category B” means: (A) Performing Loans which have a value as determined in accordance with the Trust’s valuation procedures of greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Loans which have a value as determined in accordance with the Trust’s valuation procedures greater than or equal to $0.85.

(iii) “Moody’s Loan Category C” means: (A) Performing Senior Loans which have a value as determined in accordance with the Trust’s valuation procedures of greater than or equal to $0.70 but less than $0.80; and (B) non-Performing Loans which have a value as determined in accordance with the Trust’s valuation procedures of greater than or equal to $0.75 but less than $0.85.

(iv) “Moody’s Loan Category D” means Loans which have a value as determined in accordance with the Trust’s valuation procedures less than $0.75.

Notwithstanding any other provision contained above, for purposes of determining whether a Moody’s Eligible Asset falls within a specific Moody’s Loan Category, to the extent that any Moody’s Eligible Asset would fall in more than one of the Moody’s Loan Categories, such Moody’s Eligible Asset shall be deemed to fall into the Moody’s Loan Category with the lowest applicable Moody’s Discount Factor.

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“Non-Call Period” has the meaning set forth under the definition of “Specific Redemption Provisions”.

“Non-Investment Grade Bonds” means “Non-Investment Grade Bonds” as defined in the Trust’s Registration Statement on Form N-2 (File No. 333-105916) relating to the APS on file with the Securities Exchange Commission, as such Registration Statement may be amended from time to time.

“Non-Payment Period” means any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of this Article VII, of these Amended By-Laws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of APS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of APS called for redemption, the Mandatory Redemption Price per share of such APS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Trust shall have given at least five days’ but no more than 30 days’ written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Amended By-Laws, shall not constitute a “Non-Payment Period.”

“Non-Payment Period Rate” means, initially, 200% of the applicable Reference Rate, provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and Fitch (and any Substitute Rating Agency in lieu of Fitch in the event such party shall not rate the APS) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the APS.

“Normal Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i) of Article VII, of these Amended By-Laws.

“Notice of Redemption” means any notice with respect to the redemption of shares of APS pursuant to paragraph 4 of Article VII, of these Amended By-Laws.

“Notice of Revocation” has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

“Notice of Special Dividend Period” has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

“Optional Redemption Price” means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends plus any applicable redemption premium attributable to the designation of a Premium Call Period.

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“Other APS” means the auction rate Preferred Shares of the Trust, other than the APS.

“Outstanding” means, as of any date (i) with respect to APS, shares of APS therefor issued by the Trust except, without duplication, (A) any shares of APS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to paragraph 4(c) and (B) any shares of APS as to which the Trust or any Affiliate thereof shall be a Beneficial Owner, provided that shares of APS held by an Affiliate shall be deemed outstanding for purposes of calculating the APS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Shares, has the equivalent meaning.

“Parity Shares” means the APS and each other outstanding series of Preferred Shares the holders of which, together with the holders of the APS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

“Performing” means that no default as to the payment of principal or interest has occurred and is continuing.

“Person” means and includes an individual, a partnership, a Trust, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Potential Beneficial Owner” means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of APS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of APS.

“Potential Holder” means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring shares of APS (or, in the case of an Existing Holder, additional shares of APS).

“Preferred Shares” means the preferred shares of beneficial interest, par value $0.01 per share, of the Trust, and includes APS and Other APS.

“Premium Call Period” has the meaning set forth under the definition of “Specific Redemption Provisions”.

“Pricing Service” means any pricing service designated by the Board of Trustees of the Trust provided the Trust obtains written assurance from Moody’s and Fitch that such designation will not impair the rating then assigned by Moody’s and Fitch, as applicable, to the APS.

"Rating Agency" means a nationally recognized statistical rating organization.

"Reference Rate” means, with respect to the Non-Payment Period Rate means a Dividend Period the applicable “AA” Composite Commercial Paper Rate.

“Request for Special Dividend Period” has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

“Response” has the meaning set forth in paragraph 2(c)(iii) of Article VII, of these Amended By-Laws.

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"Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

“S&P” means Standard & Poor’s Corporation, a New York Corporation, and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company or any successor company or other entities elected by the Trust as securities depository for the shares of APS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of APS.

“Senior Loans” means “Senior Loans” as defined in the Trust’s Registration Statement on Form N-2 (File No. 333-105916) relating to the APS on file with the Securities Exchange Commission, as such Registration Statement may be amended from time to time.

“Series A APS” means the Auction Preferred Shares, Series A.

“Series B APS” means the Auction Preferred Shares, Series B.

“Series C APS” means the Auction Preferred Shares, Series C.

“Series D APS” means the Auction Preferred Shares, Series D.

“Series E APS” means the Auction Preferred Shares, Series E.

“Service” means the United States Internal Revenue Service.

“Share Books” means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the APS.

“Share Register” means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the APS.

“Short Term Dividend Period” means a Special Dividend Period consisting of a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364.

"Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

(i)       commercial paper rated either F-1 by Fitch or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F-1+ by Fitch or A-1+ by S&P if such commercial paper matures in over 30 days;

(ii)       demand or time deposits in, and banker's acceptances and certificates of deposit of, (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign

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depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)       overnight funds;

(iv)       U.S. Government Securities; and

(v)       Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F-1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A-2 and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F-1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

“Special Dividend Period” means a Dividend Period consisting of (i) a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

“Specific Redemption Provisions” means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a “Non-Call Period”) determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of APS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a “Premium Call Period”), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of APS subject to such Dividend Period shall be redeemable at the Trust’s option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

“Subsequent Dividend Period,” with respect to APS, has the meaning set forth in paragraph 2(c)(i) of Article VII, of these Amended By-Laws and, with respect to Other APS, has the equivalent meaning.

“Substitute Commercial Paper Dealers” means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

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“Substitute Rating Agency” and “Substitute Rating Agencies” mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Eaton Vance Management or its affiliates and successors, after consultation with the Trust, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of APS.

“Swap” means a derivative transaction between two parties who contractually agree to exchange the returns (or differentials in rates of return) to be exchanged or “swapped” between the parties, which returns are calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index.

(i) “Interest Rate Swap” means an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by some predetermined dollar principal, called the notional principal amount. No principal (no notional amount) is exchanged between parties to the transaction; only interest is exchanged.

(ii) “Total Return Swap” means an agreement between counterparties in which one party agrees to make payments of the total return from the underlying asset(s) which may include securities, baskets of securities, or securities indices during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from other underlying asset(s).

(iii) “Credit Default Swap” means an agreement between counterparties in which one party is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the agreement in the event of a default by a third party on the debt obligation. In return, such party would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred.

"Treasury Bonds" means United States Treasury Bills, Bonds or Notes.

“Trust” means Eaton Vance Limited Duration Income Fund, a Massachusetts business trust.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“U.S. Treasury Bill Rate” on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. “Alternate Treasury Bill Rate” on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

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“U.S. Treasury Note Rate” on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. “Alternate Treasury Note Rate” on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

“Valuation Date” means, for purposes of determining whether the Trust is maintaining the APS Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.

“Variation Margin” means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

(b) The foregoing definitions of Accountant’s Confirmation, APS Basic Maintenance Amount, APS Basic Maintenance Cure Date, APS Basic Maintenance Report, Deposit Securities, Discounted Value, Independent Accountant, Initial Margin, Market Value, Maximum Potential Additional Dividend Liability, Moody’s Discount Factor, Fitch Discount Factor, Moody’s Eligible Asset, Fitch Eligible Asset, Moody’s Exposure Period, Fitch Exposure Period, Moody’s Hedging Transactions, Fitch Hedging Transactions, Valuation Date and Variation Margin have been determined by the Board of Trustees of the Trust in order to obtain a AAA rating from Fitch and Aaa rating from Moody’s on the APS on their Date of Original Issue; and the Board of Trustees of the Trust shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody’s, Fitch or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the APS

SECTION 2. Dividends. (a) The Holders of a particular series of APS shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate, and no more, payable on the respective dates set forth below. Dividends on the shares of each series of APS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Trust’s investments. To the extent permitted under the Code, dividends on shares of APS will be designated as exempt-interest dividends. For the purposes of this section, the term “net tax-exempt income” shall exclude capital gains of the Trust.

(b) (i) Cash dividends on shares of each series of APS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of APS, dividends on that series of APS will be payable, at the option of the Trust, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 28 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 28 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred

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to as a “Normal Dividend Payment Date”), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exception discussed above, the next succeeding Dividend Payment Date, subject to such exception, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees shall fix the Dividend Payment Date. The Board of Trustees by resolution prior to authorization of a dividend by the Board of Trustees may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of shares of APS set forth in the Declaration of Trust or the Amended By-Laws. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods with respect to a series of APS are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a “Dividend Payment Date.”

(ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

(c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for each series of APS (the “Initial Dividend Period”), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for each series of APS, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a “Subsequent Dividend Period”), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period in the case of each series of APS. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of APS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of APS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of APS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

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(ii) The amount of cash dividends per share of any series of APS payable (if declared) on the Initial Dividend Payment Date, each 7-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of a series of APS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

(iii) With respect to each Dividend Period that is a Special Dividend Period, the Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a “Request for Special Dividend Period”) to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of APS be a number of days (other than seven), evenly divisible by seven and not fewer than 7 nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than 5 years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemption's, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of APS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of APS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Trust issue a Notice of Special Dividend Period for the series of APS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the APS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a “Response”) of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the APS, (4) industry and financial conditions which may affect the APS, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the APS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Trust and the Auction Agent a Response by such second Business Day or if the Response states that given the factors set forth above it is not advisable that the Trust give a Notice of Special Dividend Period for the series of APS, the Trust may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Trust give a Notice of Special Dividend Period for the series of APS, the Trust may by no later than the second Business Day prior to such Auction Date give a notice (a “Notice of Special Dividend Period”) to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to Moody’s and Fitch. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a “Notice of Revocation”) to the Auction Agent, each Broker-Dealer, and the Securities Depository on or

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prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act APS Asset Coverage is not satisfied or the Trust shall fail to maintain Fitch Eligible Assets or Moody’s Eligible Assets with an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the APS with an equal dividend period), (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Trust that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. The Trust also shall provide a copy of such Notice of Revocation to Fitch and Moody’s. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of APS, the next succeeding Dividend Period will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the APS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period.

(d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on the shares of APS. Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of APS that may be in arrears.

(ii) For so long as any share of APS is Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the shares of APS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of APS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of APS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the shares of APS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall have Fitch Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount and the Trust shall maintain the 1940 Act APS Asset Coverage, (B) full cumulative dividends on shares of APS and shares of Other APS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, and (C) the Trust has redeemed the full number of shares of APS required to be redeemed by any provision for mandatory redemption contained herein.

(e) No fractional shares of APS shall be issued.

SECTION 3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the APS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to

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the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the APS and any other Outstanding class or series of Preferred Shares of the Trust ranking on a parity with the APS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Trust except for any Additional Dividends. A consolidation, merger or statutory share exchange of the Trust with or into any other Trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust

SECTION 4. Redemption. (a) Shares of APS shall be redeemable by the Trust as provided below:

(i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of APS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of APS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. In addition, holders of APS which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Trust may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of APS on such redemption date, and the Discounted Value of Fitch Eligible Assets at least equals the APS Basic Maintenance Amount, and would at least equal the APS Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date.

(ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of APS to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees, if the Trust fails to maintain Fitch Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act APS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the APS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a “Cure Date”), as the case may be. In addition, holders of APS so redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The number of shares of APS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of APS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Shares subject to redemption or retirement, would result in the Trust having Fitch Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of APS and shares of other Preferred Shares the redemption of which would have such result, all shares of APS and shares of other Preferred Shares then Outstanding shall be redeemed), and (ii) the maximum number of shares of APS, together with all shares of other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of APS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in the Trust having Fitch Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount or satisfaction of the 1940 Act APS Asset Coverage, as the case may be, pro rata among shares of APS of all series, Other APS and other Preferred Shares subject

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to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of APS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of APS and shares of other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those shares of APS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

(b) Notwithstanding any other provision of this paragraph 4, no shares of APS may be redeemed pursuant to paragraph 4(a)(i) of Article VII, of these Amended By-Laws (i) unless all dividends in arrears on all remaining outstanding shares of Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Trust’s failure to maintain Fitch Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of APS are to be redeemed and there is more than one Holder, the shares of that series of APS to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

(c) Whenever shares of APS are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice (“Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of shares of APS to be redeemed and to the Auction Agent. The Trust shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of APS of such series to be redeemed, (iv) the place or places where shares of APS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of these Amended By-Laws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust’s custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value (utilizing in the case of Fitch the Fitch Exposure Period of 41 Business Days and in the case of Moody’s the Moody’s Exposure Period of 49 days) equal to the redemption payment for the shares of APS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Additional Dividends, but without interest), and such shares shall no longer be deemed outstanding. The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

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SECTION 5. Voting Rights. (a) General. Except as otherwise provided in the Declaration of Trust or Amended By-Laws, each Holder of shares of APS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding shares of Preferred Shares, including APS, and of shares of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding shares of Preferred Shares, including APS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Trust, to elect two trustees of the Trust. Subject to paragraph 5(b) hereof, the holders of outstanding shares of capital stock of the Trust, including the holders of outstanding shares of Preferred Shares, including APS, voting as a single class, shall elect the balance of the trustees.

(b) Right to Elect Majority of Board of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of shares of Preferred Shares shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of APS equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

(ii) if at any time holders of any other shares of Preferred Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act. Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b)

(c) Right to Vote with Respect to Certain Other Matters. So long as any shares of APS are outstanding, the Trust shall not, without the affirmative vote of the Holders of at least a majority of the shares of Preferred Shares Outstanding at the time, voting separately as one class, approve any conversion of the Trust from a closed-end to an open-end investment company and (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the APS or any other series of Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, or (ii) amend, alter or repeal the provisions of the Declaration of Trust, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust of holders of shares of APS or any other Preferred Shares. To the extent permitted under the 1940 Act, in the event shares of more than one series of APS are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust of a Holder of shares of a series of APS differently than those of a Holder of shares of any other series of APS without the affirmative vote of the holders of at least a majority of the shares of APS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a

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class). The Trust shall notify Fitch and Moody’s ten (10) Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Shares, including APS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Shares, including APS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Shares and shares of Preferred Shares, including APS, voting together as a single class necessary to authorize the action in question.

(d) Voting Procedures.

(i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii) For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Amended By-Laws, by the other provisions of the Declaration of Trust, by statute or otherwise, a share of APS which is not Outstanding shall not be counted.

(iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 5(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b).

(e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of APS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of APS shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of APS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.

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(f) Notification to Fitch and Moody’s. In the event a vote of Holders of APS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Fitch that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Fitch of the result of such vote.

SECTION 6. 1940 Act Aps Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any share of APS is outstanding, the 1940 Act APS Asset Coverage.

SECTION 7. Aps Basic Maintenance Amount. The following references in this paragraph 7 to Fitch Eligible Assets and/or Moody’s Eligible Assets, as the case may be, are only applicable if Fitch and/or Moody’s, as the case may be, is rating the APS. (a) The Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date Fitch Eligible Assets and Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount Test. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to retain a Discounted Value at least equal to the APS Basic Maintenance Amount Test on or prior to the APS Basic Maintenance Cure Date.

(b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the APS Basic Maintenance Amount Test, the Trust shall complete and deliver to the Auction Agent, Moody’s and Fitch, a complete APS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the complete APS Basic Maintenance Report. The Trust will deliver an APS Basic Maintenance Report to the Auction Agent, Moody’s and Fitch, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Fitch Eligible Assets and Moody’s, with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount Test or on which the Trust fails to maintain Fitch Eligible Assets and Moody’s Eligible Assets, with an aggregate Discounted Value which exceeds the APS Basic Maintenance Amount by 5% or more. The Trust will also deliver an APS Basic Maintenance Report to the Auction Agent, Fitch, and Moody’s as of each Bi-Monthly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver an APS Basic Maintenance Report to Fitch, Moody’s and the Auction Agent. The Trust shall also provide Fitch and Moody’ with an APS Basic Maintenance Report when specifically requested by Fitch or Moody’s, as applicable. A failure by the Trust to deliver an APS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an APS Basic Maintenance Report indicating the Discounted Value for Fitch Eligible Assets and Moody’s Eligible Assets of the Trust is less than the APS Basic Maintenance Amount Test, as of the relevant Valuation Date.

(c) Within ten (10) Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to a Valuation Date as of the last Business Day of the Trust’s fiscal year, the Independent Accountant will confirm in writing to the Auction Agent, Moody’s and Fitch (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust at year-end on such Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined the assets of the Trust which constitute Fitch Eligible Assets and Moody’s Eligible Assets at such Monthly Valuation Date in accordance with these Amended By-Laws, (iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with

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these Amended By-Laws, Fitch Eligible Assets and Moody’s Eligible Assets of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount Test, (iv) with respect to the Fitch ratings on debt securities, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that Fitch verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Moody’s ratings on debt securities, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody’s (in the event such information is not verified by Moody’s, the Independent Accountant will inquire of Moody’s what such information is, and provide a listing in its letter of any differences), (vi) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust’s assets to the Trust for purposes of valuing securities in the Trust’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (vii) with respect to such confirmation to Moody’s, that the Trust has satisfied the requirements of paragraph 8(a) of these Amended By-Laws (such confirmation is herein called the “Accountant’s Confirmation”).

(d) Within ten (10) Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Trust failed to maintain Fitch Eligible Assets and Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount, and relating to the APS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, Moody’s and Fitch an Accountant’s Confirmation as to such APS Basic Maintenance Report.

(e) If any Accountant’s Confirmation delivered pursuant to subparagraphs (c) or (d) of this paragraph 7 shows that an error was made in the APS Basic Maintenance Report for a particular Valuation Date for which such Accountant’s Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Fitch Eligible Assets and Moody’s Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the APS Basic Maintenance Report to the Auction Agent, Moody’s and Fitch promptly following receipt by the Trust of such Accountant’s Confirmation.

(f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of APS, the Trust will complete and deliver to Fitch and Moody’s an APS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to Fitch and Moody’s (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of Fitch Eligible Assets or Moody’s Eligible Assets, as applicable reflected thereon equals or exceeds the APS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Shares are repurchased by the Trust, the Trust will complete and deliver to Fitch and Moody’s an APS Basic Maintenance Report as of the close of business on such date that Common Shares is repurchased.

SECTION 8. Certain Other Moody’s Restrictions and Requirements.

(a) For so long as any APS are rated by Moody's, the Trust may buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options on portfolio securities, swaps and securities lending unless it receives written confirmation from Moody's that engaging in such transactions would impair the ratings then assigned to the APS by Moody's, (collectively "Moody's Hedging Transactions"), subject to the following limitations:

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(i) Future and call options: For purposes of the APS Basic Maintenance Amount, futures held by the Trust and call options sold by the Trust shall not be included as Moody’s Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of a Valuation Date. For call options purchased by the Trust, the Market Value of the call option will be included as Moody’s Eligible Asset subject to a Moody’s Discount Factor mutually agreed to between the Trust and Moody’s based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

(ii) Securities lending: The Trust may engage in securities lending in an amount not to exceed 15% of the Trust’s total gross assets. For purposes of calculating the APS Basic Maintenance Amount, such securities lent shall be included as Moody’s Eligible Assets with the appropriate Moody’s Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the APS Basic Maintenance Amount. However, the Trust may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Trust in assets that otherwise would be Moody’s Eligible Assets and the value of such assets exceeds the amount of the Trust's Moody’s Eligible Assets by applying the applicable Moody’s Discount Factor to this amount and adding the product to total Moody’s Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Trust's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Trust for purposes of calculating the APS Basic Maintenance Amount. Collateral received by the Trust in a securities lending transaction and maintained by the Trust in the form received shall not be included as a Moody’s Eligible Asset for purposes of calculating the APS Basic Maintenance Amount.

(iii) Swaps (including Total Return Swaps, Interest Rate Swaps and Credit Default Swaps): Total return and Interest Rate Swaps are subject to the following provisions:

(A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the APS Basic Maintenance Amount. If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody’s Eligible Asset subject to the Moody’s Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Moody’s Eligible Assets in calculating the APS Basic Maintenance Amount.

In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Moody’s Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody’s long-term rating of A3.

(B)       (1) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable Moody’s Discount Factor for each security subject to the swap;

(2) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Moody’s Eligible Asset subject to the Moody’s Discount Factor assessed based on the counterparty risk and the duration of the swap agreement; and

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 (3) The Trust will not include a Credit Default Swap as a Moody’s Eligible Asset purchased by the Trust without the Trust holding the underlying security or when the Trust buys a Credit Default Swap for a basket of securities without holding all the securities in the basket.

If not otherwise provided for in (a)(i)-(iii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Trust’s valuation procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, as appropriate, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the APS Basic Maintenance Amount (e.g,, a written call option that is in the money for the holder). Any derivative instrument with respect to which the Trust is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody’s Eligible Assets will have a mutually agreed upon valuation by Moody’s and the Trust for purposes of determining Moody’s Eligible Assets. Any derivative instrument with respect to which the Trust is owed payment on the valuation date that is based upon an individual security or securities that are Moody’s Eligible Assets (e.g., a purchased call option on a bond that is in the money) will be valued as follows for purposes of determining Moody’s Eligible Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be reduced by applying the Moody’s Discount Factor (as it would apply to the underlying security or securities) and then added to Moody’s Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Trust will be (1) reduced as described in (A) and (B) further reduced by applying to the remaining amount the Moody’s Discount Factor determined by reference to the credit rating of the derivative counterparty with the remaining amount after these reductions then added to Moody’s Eligible Assets.

For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

A preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock obligations. The ratings on the Preferred Shares are not recommendations to purchase, hold, or sell those shares, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines described above also do not address the likelihood that an owner of Preferred Shares will be able to sell such shares in an Auction or otherwise.

The Trust agrees to notify Moody’s and Fitch with no less than thirty (30) days’ notification of: (i) any material changes to the Trust’s organizational documents and material contracts, as determined by the Trust’s officers, in their sole discretion, (ii) any redemptions of APS by the Trust, or (iii) any failed Auctions.

SECTION 9. Notice. All notices or communications, unless otherwise specified in the Amended By-Laws of the Trust or these Amended By-Laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date 7 days after which such notice is mailed.

SECTION 10. Auction Procedures. (a) Certain definitions. As used in this paragraph 10, the following terms shall have the following meanings, unless the context otherwise requires:

(i) “APS” means the shares of APS being auctioned pursuant to this paragraph 10.

(ii) “Auction Date” means the first Business Day preceding the first day of a Dividend Period.

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(iii) “Available APS” has the meaning specified in paragraph 10(d)(i) below.

(iv) “Bid” has the meaning specified in paragraph 10(b)(i) below.

(v) “Bidder” has the meaning specified in paragraph 10(b)(i) below.

(vi) “Hold Order” has the meaning specified in paragraph 10(b)(i) below.

(vii) “Maximum Applicable Rate” for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Applicable Percentage will be determined based on the credit rating assigned on such date to such shares by Fitch and Moody’s (or if Fitch or Moody’s shall not make such rating available, the equivalent of such rating by a Substitute Rating Agency) as follows:

Percentage of

Credit Ratings Reference

Rate

Moody’s Fitch Notification

Aa3 or higher AA- or higher 150%

A3 to A1 A- to A+ 160%

Baa3 to Baa1 BBB- to BBB+ 250%

Below Baa3 Below BBB- 275%

The Trust shall take all reasonable action necessary to enable Fitch and Moody’s to provide a rating for each series of APS. If Fitch or Moody’s shall not make such a rating available, Eaton Vance Management or its affiliates and successors, after consultation with the Trust, shall select a nationally recognized statistical rating organization to act as a Substitute Rating Agency.

(viii) “Order” has the meaning specified in paragraph 10(b)(i) below.

(ix) “Sell Order” has the meaning specified in paragraph 10(b)(i) below.

(x) “Submission Deadline” means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

(xi) “Submitted Bid” has the meaning specified in paragraph 10(d)(i) below.

(xii) “Submitted Hold Order” has the meaning specified in paragraph 10(d)(i) below.

(xiii) “Submitted Order” has the meaning specified in paragraph 10(d)(i) below.

(xiv) “Submitted Sell Order” has the meaning specified in paragraph 10(d)(i) below.

(xv) “Sufficient Clearing Bids” has the meaning specified in paragraph 10(d)(i) below. (xvi) “Winning Bid Rate” has the meaning specified in paragraph 10(d)(i) below.

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(b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

(i) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of APS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

(A) each Beneficial Owner may submit to its Broker-Dealer information as to:

(1) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

(2) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner; and/or

(3) the number of Outstanding shares, if any, of APS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of APS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 10(b)(i) is hereinafter referred to as an “Order” and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a “Bidder”; an Order containing the information referred to in clause (A)(1) of this paragraph 10(b)(i) is hereinafter referred to as a “Hold Order”; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 10(b)(i) is hereinafter referred to as a “Bid”; and an Order containing the information referred to in clause (A)(3) of this paragraph 10(b)(i) is hereinafter referred to as a “Sell Order”. Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

(ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

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(1)	the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or (1) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(2)	a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

(B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(1) the number of Outstanding shares of APS specified in such Sell Order; or

(2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

(C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(1) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

(2) such number or a lesser number of Outstanding shares of APS to be determined as set forth in paragraph 10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c) Submission of Orders by Broker-Dealers to Auction Agent

(i) Each Broker-Dealer shall submit in writing or through the Auction Agent’s Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

(A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

(B) the aggregate number of Outstanding shares of APS that are the subject of such Order;

(C) to the extent that such Bidder is an Existing Holder:

(1) the number of Outstanding shares, if any, of APS subject to any Hold Order placed by such Existing Holder;

(2) the number of Outstanding shares, if any, of APS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

(3) the number of Outstanding shares, if any, of APS subject to any Sell Order placed by such Existing Holder; and

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(D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder’s Bid.

(ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

(iii) If an Order or Orders covering all of the Outstanding shares of APS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of APS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

(A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of APS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of APS subject to such Hold Orders exceeds the number of Outstanding shares of APS held by such Existing Holder, the number of shares of APS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of APS held by such Existing Holder;

(B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to any Hold Order referred to in paragraph 10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 10(c)(iv)(A) above and of the foregoing portion of this paragraph 10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

(C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of APS held by such Existing Holder over the number of shares of APS subject to Hold Orders referred to in paragraph 10(c)(iv)(A) and Bids referred to in paragraph 10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of APS subject to such Sell Orders is greater than such excess, the number of shares of APS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of APS equal to such excess.

(v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of APS therein specified.

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(vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

(d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order”, a “Submitted Bid” or a “Submitted Sell Order”, as the case may be, or as a “Submitted Order”) and shall determine:

(A) the excess of the total number of Outstanding shares of APS over the number of Outstanding shares of APS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available APS”);

(B) from the Submitted Orders whether the number of Outstanding shares of APS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(1) the number of Outstanding shares of APS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

(2) the number of Outstanding shares of APS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of APS in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as “Sufficient Clearing Bids”); and

(C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the “Winning Bid Rate”) that if:

(1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of APS that are the subject of such Submitted Bids, and

(2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of APS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available APS.

(ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 10(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

(A)	if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

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(B)	if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of APS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

(C)	if all of the Outstanding shares of APS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 60% of the Reference Rate on the date of the Auction.

(e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 10(e)(iii) and paragraph 10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of APS that are the subject of such Submitted Sell Order or Submitted Bid;

(B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

(C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

(D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid, unless the number of Outstanding shares of APS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of APS (“Remaining Shares”) equal to the excess of the Available APS over the number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(i)(B) and paragraph 10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of APS, but only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of APS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

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(E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of APS obtained by multiplying (x) the difference between the Available APS and the number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(i)(B), paragraph 10(e)(i)(C) and paragraph 10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of APS subject to such 74 Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

(ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of APS are subject to Submitted Hold Orders), subject to the provisions of paragraph 10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of APS that are the subject of such Submitted Bid;

(B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of APS that are the subject of such Submitted Bid; and

(C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of APS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of APS obtained by multiplying (x) the difference between the Available APS and the aggregate number of Outstanding shares of APS subject to Submitted Bids described in paragraph 10(e)(ii)(A) and paragraph 10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of APS subject to all such Submitted Bids and Submitted Sell Orders.

(iii) If, as a result of the procedures described in paragraph 10(e)(i) or paragraph 10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of APS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of APS.

(iv) If, as a result of the procedures described in paragraph 10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of APS for purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of APS on such Auction Date.

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(v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of APS to be purchased and the aggregate number of the Outstanding shares of APS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of APS

(f) Miscellaneous. The Trust may interpret the provisions of this paragraph 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of APS. A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of APS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 10 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of APS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner’s beneficial ownership. Neither the Trust nor any Affiliate shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of APS to any Person other than the Trust. All of the Outstanding shares of APS of a series shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust’s option and upon its receipt of such documents as it deems appropriate, any shares of APS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

SECTION 11. Securities Depository; Stock Certificates. (a) If there is a Securities Depository, one certificate for all of the shares of APS of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of APS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of APS contained in these Amended By-Laws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the shares of APS. Except as provided in paragraph

(b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares. (b) If the Applicable Rate applicable to all shares of APS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 11(a) with respect to such shares.

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